Exhibit 99.1

Ceva, Inc. Announces Third Quarter 2025 Financial Results

●	Total revenue of $28.4 million, up 11% sequentially and 4% year-over-year
●	AI processor licensing contributed approximately one-third of licensing revenue in the second and third quarters, marking a major milestone for Ceva’s AI business
●	Strategic NeuPro NPU portfolio license signed with Microchip; three new AI DSP agreements broaden reach in consumer and automotive
●	Ceva-powered device shipments reached 579 million units, including record wireless IoT shipments – led by new highs in Wi-Fi 6 and cellular IoT – reinforcing leadership in wireless IP

ROCKVILLE, MD., November 10, 2025 – Ceva, Inc. (NASDAQ: CEVA), the leading licensor of silicon and software IP for the Smart Edge, today announced its financial results for the third quarter ended September 30, 2025.

Total revenue for the third quarter of 2025 was $28.4 million, compared to $27.2 million reported for the third quarter of 2024. Licensing and related revenue for the third quarter of 2025 was $16.0 million, compared to $15.6 million reported for the same quarter a year ago. Royalty revenue for the third quarter of 2025 was $12.4 million, compared to $11.6 million reported for the third quarter of 2024.

Amir Panush, Chief Executive Officer of Ceva, commented: “We exceeded expectations on both revenue and non-GAAP diluted income per share this quarter, driven by strong licensing execution and healthy royalty growth. In licensing, we secured several strategic agreements that reinforce our leadership in wireless connectivity and accelerate our expansion in AI. The headline win was a portfolio license for our full NeuPro NPU family with Microchip, one of the world’s leading microcontroller and connectivity providers. We also signed additional AI DSP agreements and secured connectivity design wins for Wi-Fi 7 and Bluetooth High Data Throughput IP. With AI processor licensing now contributing meaningfully and wireless IoT shipments at record highs, Ceva is well positioned for sustainable growth as a foundational technology provider of intelligent, connected devices - leading the way in enabling Physical AI at the edge.”

During the quarter, twelve IP licensing agreements were completed, targeting a wide range of end markets and applications, including NPU for AI across industrial, consumer, automotive and other end markets, AI DSP for automotive ADAS and home appliances, communications DSPs for vehicle-2-everything (V2X) and satellite, and Bluetooth and Wi-Fi connectivity for a wide range of consumer, wearables, smart home and industrial smart edge devices. One of the deals signed was with a first-time customer and one was with a major worldwide consumer OEM.

GAAP gross margin for the third quarter of 2025 was 88%, compared to 85% in the third quarter of 2024. GAAP operating loss for the third quarter of 2025 was $2.1 million, as compared to a GAAP operating loss of $2.6 million for the same period in 2024. GAAP net loss for the third quarter of 2025 was $2.5 million, as compared to a GAAP net loss of $1.3 million reported for the same period in 2024. GAAP diluted loss per share for the third quarter of 2025 was $0.10, as compared to GAAP diluted loss per share of $0.06 for the same period in 2024.

Non-GAAP gross margin for the third quarter of 2025 was 89%, as compared to 87% for the same period in 2024. Non-GAAP operating income for the third quarter of 2025 was $3.1 million, as compared to non-GAAP operating income of $2.1 million reported for the third quarter of 2024. Non-GAAP net income and diluted income per share for the third quarter of 2025 were $2.7 million and $0.11, respectively, compared with non-GAAP net income and diluted income per share of $3.4 million and $0.14, respectively, reported for the third quarter of 2024.

Yaniv Arieli, Chief Financial Officer of Ceva, added: “AI processor licensing contributed approximately one-third of licensing revenue in both the second and third quarters of 2025, marking a major milestone for our AI business. These wins are multi-year agreements that we believe provide good visibility into future revenue streams. Royalty revenue grew 16% sequentially and 6% year-over-year, driven by record wireless IoT shipments, including new highs in Wi-Fi 6 and cellular IoT. We remain focused on disciplined expense management and profitability improvement. In addition, we were active in our share repurchase program, buying back 40,295 shares for approximately $1 million in the quarter, and approximately $7.2 million year-to-date.”

Ceva Conference Call

On November 10, 2025, Ceva management will conduct a conference call at 8:30 a.m. Eastern Time to discuss the operating performance for the quarter.

The conference call will be available via the following dial in numbers:

●	U.S. Participants : Dial 1-844-435-0316 (Access Code : Ceva)
●	International Participants: Dial +1-412-317-6365 (Access Code: Ceva)

The conference call will also be available live via webcast at the following link: https://app.webinar.net/ePpLk12BRaD. Please go to the web site at least fifteen minutes prior to the call to register.

For those who cannot access the live broadcast, a replay will be available by dialing +1-877-344-7529 or +1-412-317-0088 (access code: 3968730) from one hour after the end of the call until 9:00 a.m. (Eastern Time) on November 17, 2025. The replay will also be available at Ceva's web site at www.ceva-ip.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that if they materialize or prove incorrect, could cause the results of Ceva to differ materially from those expressed or implied by such forward-looking statements and assumptions. Forward-looking statements include statements about Ceva’s positioning for sustainable growth and to serve as a foundational technology provider for intelligent, connected devices, licensing agreement wins during the second and third quarters of 2025 providing good visibility into future revenue streams, and Ceva’s focus on expense management and profitability improvement. The risks, uncertainties and assumptions that could cause differing Ceva results include: the effect of intense industry competition; the ability of Ceva's technologies and products incorporating Ceva's technologies to achieve market acceptance; Ceva's ability to meet changing needs of end-users and evolving market demands; the lengthy sales cycle for IP and related solutions; Ceva's ability to diversify royalty streams and license revenues; geopolitical risks and instability, including the impact of tariffs and other trade measures and potential disruptions related to ongoing conflicts in the Middle East; and general market conditions and other risks relating to Ceva's business and industry, including, but not limited to, those that are described from time to time in our SEC filings. Ceva assumes no obligation to update any forward-looking statements or information, which speak as of their respective dates.

Non-GAAP Financial Measures

Non-GAAP gross margin for the third quarters of 2025 and 2024 excluded: (a) equity-based compensation expenses of $0.2 million and (b) amortization of acquired intangibles of $0.1 million.

Non-GAAP operating income for the third quarter of 2025 excluded: (a) equity-based compensation expenses of $4.9 million, (b) the impact of the amortization of acquired intangibles of $0.2 million and (c) $0.1 million of costs associated with asset acquisition. Non-GAAP operating income for the third quarter of 2024 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.3 million and (c) $0.3 million of costs associated with asset acquisition.

Non-GAAP net income and diluted income per share for the third quarter of 2025 excluded: (a) equity-based compensation expenses of $4.9 million, (b) the impact of the amortization of acquired intangibles of $0.2 million and (c) $0.1 million of costs associated with asset acquisition. Non-GAAP net income and diluted income per share for the third quarter of 2024 excluded: (a) equity-based compensation expenses of $4.2 million, (b) the impact of the amortization of acquired intangibles of $0.3 million, (c) $0.3 million of costs associated with asset acquisitions and (d) Income of $0.02 million associated with the remeasurement of marketable equity securities.

About Ceva, Inc.

At Ceva, we are passionate about bringing new levels of innovation to the smart edge. Our wireless communications, sensing and Edge AI technologies are at the heart of some of today’s most advanced smart edge products. From Bluetooth, Wi-Fi, UWB and 5G platform IP for ubiquitous, robust communications, to scalable Edge AI NPU IPs, sensor fusion processors and embedded application software that make devices smarter, we have the broadest portfolio of IP to connect, sense and infer data more reliably and efficiently. We deliver differentiated solutions that combine outstanding performance at ultra-low power within a very small silicon footprint. Our goal is simple – to deliver the silicon and software IP to enable a smarter, safer, and more interconnected world. This philosophy is in practice today, with Ceva powering more than 20 billion of the world’s most innovative smart edge products from AI-infused smartwatches, IoT devices and wearables to autonomous vehicles and 5G mobile networks.

Our headquarters are in Rockville, Maryland with a global customer base supported by operations worldwide. Our employees are among the leading experts in their areas of specialty, consistently solving the most complex design challenges, enabling our customers to bring innovative smart edge products to market.

Ceva is committed to being a responsible and respected global corporate citizen and a more sustainable company in the countries where we have operations and employees. We adhere to our Code of Business Conduct and Ethics and emphasize and focus on environmental controls, resource conservation and recycling and the welfare of our employees.

Ceva: Powering the Smart Edge™

Visit us at www.ceva-ip.com and follow us on LinkedIn, X, YouTube, Facebook, and Instagram.

For more information, contact:

Yaniv Arieli Ceva, Inc. CFO +972.9.961.3770 yaniv.arieli@ceva-ip.com	Richard Kingston Ceva, Inc. VP Market Intelligence, Investor & Public Relations +1.650.220.1948 richard.kingston@ceva-ip.com

Ceva, Inc. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED STATEMENTS OF LOSS – U.S. GAAP

U.S. dollars in thousands, except per share data

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	Unaudited	Unaudited	Unaudited	Unaudited
Revenues:
Licensing and related revenues	$16,028	$15,574	$46,092	$44,266
Royalties	12,356	11,633	32,215	33,450

Total revenues	28,384	27,207	78,307	77,716

Cost of revenues	3,392	3,961	10,428	9,397

Gross profit	24,992	23,246	67,879	68,319

Operating expenses:
Research and development, net	19,532	17,990	55,899	54,739
Sales and marketing	3,012	3,088	9,783	8,999
General and administrative	4,383	4,642	12,697	11,751
Amortization of intangible assets	149	150	448	449
Total operating expenses	27,076	25,870	78,827	75,938

Operating loss	(2,084)	(2,624)	(10,948)	(7,619)
Financial income, net	1,245	2,299	5,466	4,962
Income (Loss) associated with the remeasurement of marketable equity securities	1	21	(261)	(97)

Loss before taxes on income	(838)	(304)	(5,743)	(2,754)
Income tax expense	1,671	1,007	3,797	4,296
Net loss	(2,509)	(1,311)	(9,540)	(7,050)

Basic and diluted net loss per share	$(0.10)	$(0.06)	$(0.40)	$(0.30)

Weighted-average shares used to compute net loss per share (in thousands):
Basic and diluted	23,942	23,678	23,869	23,605

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

U.S. Dollars in thousands, except per share amounts

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP net loss	$(2,509)	$(1,311)	$(9,540)	$(7,050)
Equity-based compensation expense included in cost of revenues	168	176	493	570
Equity-based compensation expense included in research and development expenses	2,639	2,421	7,778	6,866
Equity-based compensation expense included in sales and marketing expenses	571	491	1,735	1,307
Equity-based compensation expense included in general and administrative expenses	1,495	1,120	4,092	2,936
Amortization of intangible assets related to acquisition of businesses	208	279	625	835
Costs associated with asset acquisition	145	251	433	783
Loss (Income) associated with the remeasurement of marketable equity securities	(1)	(21)	261	97
Non-GAAP net income	$2,716	$3,406	$5,877	$6,344
GAAP weighted-average number of Common Stock used in computation of diluted net loss per share (in thousands)	23,942	23,678	23,869	23,605
Weighted-average number of shares related to outstanding stock-based awards (in thousands)	1,763	1,544	1,714	1,462
Weighted-average number of Common Stock used in computation of diluted earnings per share, excluding the above (in thousands)	25,705	25,222	25,583	25,067

GAAP diluted loss per share	$(0.10)	$(0.06)	$(0.40)	$(0.30)
Equity-based compensation expense	$0.19	$0.18	$0.57	$0.48
Amortization of intangible assets related to acquisition of businesses	$0.01	$0.01	$0.03	$0.04
Costs associated with asset acquisition	$0.01	$0.01	$0.02	$0.03
Loss associated with the remeasurement of marketable equity securities	$0.00	$0.00	$0.01	$0.00
Non-GAAP diluted earnings per share	$0.11	$0.14	$0.23	$0.25

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	Unaudited	Unaudited	Unaudited	Unaudited
GAAP Operating loss	$(2,084)	$(2,624)	$(10,948)	$(7,619)
Equity-based compensation expense included in cost of revenues	168	176	493	570
Equity-based compensation expense included in research and development expenses	2,639	2,421	7,778	6,866
Equity-based compensation expense included in sales and marketing expenses	571	491	1,735	1,307
Equity-based compensation expense included in general and administrative expenses	1,495	1,120	4,092	2,936
Amortization of intangible assets related to acquisition of businesses	208	279	625	835
Costs associated with asset acquisition	145	251	433	783
Total non-GAAP Operating Income	$3,142	$2,114	$4,208	$5,678

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
	Unaudited	Unaudited	Unaudited	Unaudited

GAAP Gross Profit	$24,992	$23,246	$67,879	$68,319
GAAP Gross Margin	88%	85%	87%	88%

Equity-based compensation expense included in cost of revenues	168	176	493	570
Amortization of intangible assets related to acquisition of businesses	59	129	177	386
Total Non-GAAP Gross profit	25,219	23,551	68,549	69,275
Non-GAAP Gross Margin	89%	87%	88%	89%

Ceva, Inc. AND ITS SUBSIDIARIES

INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. Dollars in thousands)

	September 30,	December 31,
	2025	2024 (*)
	Unaudited	Unaudited
ASSETS
Current assets:
Cash and cash equivalents	$17,270	$18,498
Marketable securities and short-term bank deposits	134,788	145,146
Trade receivables, net	14,579	15,969
Unbilled receivables	35,120	21,240
Prepaid expenses and other current assets	12,649	15,488
Total current assets	214,406	216,341
Long-term assets:
Severance pay fund	8,021	7,161
Deferred tax assets, net	1,402	1,456
Property and equipment, net	6,008	6,877
Operating lease right-of-use assets	3,962	5,811
Investment in marketable equity securities	51	312
Goodwill	58,308	58,308
Intangible assets, net	1,252	1,877
Other long-term assets	12,604	10,805
Total assets	$306,014	$308,948

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade payables	$1,782	$1,125
Deferred revenues	3,052	3,599
Accrued expenses and other payables	18,639	23,207
Operating lease liabilities	1,235	2,598
Total current liabilities	24,708	30,529
Long-term liabilities:
Accrued severance pay	8,318	7,365
Operating lease liabilities	2,543	2,963
Other accrued liabilities	1,726	1,535
Total liabilities	37,295	42,392
Stockholders’ equity:
Common stock	24	24
Additional paid in-capital	269,944	259,891
Treasury stock	(2,553)	(3,222)
Accumulated other comprehensive income (loss)	201	(1,330)
Retained earnings	1,103	11,193
Total stockholders’ equity	268,719	266,556
Total liabilities and stockholders’ equity	$306,014	$308,948

(*) Derived from audited financial statements.